UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2020 (April 7, 2020)

Keurig Dr Pepper Inc.

(Exact Name of Registrant as Specified in its charter)

Delaware	001-33829	98-0517725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

53 South Avenue, Burlington, Massachusetts 01803

(Address of principal executive offices, including zip code)

781-418-7000

(Registrant’s telephone number including area code)

Not Applicable

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock	KDP	New York Stock Exchange

Item 1.01 Entry into a Material Definitive Agreement

On April 13, 2020, Keurig Dr Pepper Inc. (the “Company”) issued $1,500 million aggregate principal amount of Notes consisting of $750 million aggregate principal amount of 3.200% Senior Notes due 2030 (the “2030 Notes”) and $750 million aggregate principal amount of 3.800% Senior Notes due 2050 (the “2050 Notes” and, together with the 2030 Notes, the “Notes”), pursuant to an Indenture, dated as of December 15, 2009, between the Company and Wells Fargo Bank, N.A., as trustee (the “Base Indenture”), as supplemented by the Tenth Supplemental Indenture thereto, dated as of April 13, 2020, among Company, the Subsidiary Guarantors (as defined herein) and Wells Fargo Bank, N.A., as trustee (the “Tenth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). Interest on each series of Notes will be payable on May 1 and November 1 of each year, beginning on November 1, 2020. The 2030 Notes will mature on May 1, 2030, and the 2050 Notes will mature on May 1, 2050. The Notes will not be entitled to any sinking fund. The Notes were issued in an underwritten offering registered under the Securities Act of 1933, as amended (the “Securities Act”). Affiliates of the Trustee have been initial purchasers in previous offering of the notes by the Company and lenders under the Company’s credit agreements.

The Notes are the unsecured and unsubordinated obligations of the Company and rank equally in right of payment with all of the Company’s current and future unsubordinated indebtedness. The Notes are guaranteed by certain of the Company’s domestic subsidiaries (each a “Subsidiary Guarantor”) and are fully and unconditionally guaranteed by all of its existing and future subsidiaries that guarantee any of its other indebtedness (each a “Subsidiary Guarantee”). Each such Subsidiary Guarantee is an unsecured and unsubordinated obligation of the Subsidiary Guarantor providing such Subsidiary Guarantee and ranks equally in right of payment with such Subsidiary Guarantor’s current and future unsubordinated indebtedness.

The Company may redeem the Notes of each series, in whole or in part, from time to time, at the applicable redemption price set forth in the Indenture and the applicable Notes. If a change of control triggering event (as defined in the Indenture) occurs, subject to certain exceptions, the Company must give holders of the Notes the opportunity to sell to the Company their Notes, in whole or in part, at a purchase price equal to 101% of the principal amount, plus any accrued and unpaid interest to, but excluding, the date of purchase.

The Indenture contains customary events of default, including: (i) default in any payment of interest on any Note when due, continued for 30 days, (ii) default in the payment of principal of or premium, if any, on any Note when due, (iii) failure by the Company to comply with its obligations under the Indenture, in certain cases subject to notice and grace periods and (iv) specified events involving bankruptcy, insolvency or reorganization of the Company or certain of its subsidiaries.

The Company and its majority-owned subsidiaries are subject to certain negative covenants under the Indenture, including limitations on the ability of the Company and each such subsidiary to, among other things: (i) incur indebtedness secured by principal properties, (ii) enter into certain sale and leaseback transactions with respect to principal properties and (iii) enter into certain mergers, consolidations and transfers of substantially all of its assets.

The terms and provisions of the Notes and Indenture set forth in this Item 8.01 are qualified in their entirety by reference to the Base Indenture (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 23, 2009) and the Tenth Supplemental Indenture (filed as Exhibit 4.1 to this Current Report), including the form of each series of the Notes (in global form) attached as exhibits thereto, which are incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 8.01 Other Events

On April 7, 2020, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters listed thereto (the “Underwriters”) pursuant to which the Company agreed to issue and sell a total of $750 million aggregate principal amount of its 2030 Notes and $750 million aggregate principal amount of its 2050 Notes to the Underwriters. The Company estimates that the net proceeds from the offering will be approximately $1,481 million (after underwriting discounts and offering expenses). The Company intends to use the net proceeds of the offering to repay approximately $1,000 million of its outstanding borrowings under its 2018 credit agreement and the remainder to repay its outstanding commercial paper notes. The remaining net proceeds, if any, will be used to fund costs of the offering and for other general corporate purposes.

The terms and provisions of the Underwriting Agreement set forth in this Item 1.01 are qualified in their entirety by reference to the Underwriting Agreement (filed as Exhibit 1.1 to this Current Report), which is incorporated by reference herein.

On April 13, 2020, the Company issued a press release announcing the closing of the offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of April 7, 2020, among Keurig Dr Pepper Inc, the guarantors party thereto and BofA Securities, Inc., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as representatives of several underwriters listed thereto.
4.1	Tenth Supplemental Indenture, dated as of April 13 2020, among Keurig Dr Pepper Inc., the guarantors party thereto and Wells Fargo Bank, N.A., as trustee.
4.2	3.20% Senior Notes Due 2030 (in global form), dated April 13, 2020 (included in Exhibit 4.1 to this Form 8-K).
4.3	3.80% Senior Notes Due 2050 (in global form), dated April 13, 2020 (included in Exhibit 4.1 to this Form 8-K).
5.1	Opinion of Lowenstein Sandler LLP.
5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
23.1	Consent of Lowenstein Sandler LLP (included in Exhibit 5.1 to this Form 8-K).
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2 to this Form 8-K).
99.1	Press Release dated April 13, 2020.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEURIG DR PEPPER INC.
Dated: April 13, 2020
	By:	/s/ James L. Baldwin
James L. Baldwin
Chief Legal Officer, General Counsel and Secretary